As filed with the Securities and Exchange Commission on June 7, 2006

Registration No. 333-131859

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIEWPOINT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	7373	95-4102687
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

498 Seventh Avenue, Suite 1810

New York, New York 10018

(212) 201-0800

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Andrew J. Graf

Secretary and General Counsel

Viewpoint Corporation

498 Seventh Avenue, Suite 1810

New York, New York 10018

(212) 201-0800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Attention: Alexander M. Kaye, Esq.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement until all the shares hereunder have been sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-131859) filed by Viewpoint Corporation with the Securities and Exchange Commission on February 14, 2006, as amended on May 15, 2006 (the “Registration Statement”) is being filed for the purposes of filing Exhibit 5.1 and Exhibit 23.2. The contents of the Registration Statement are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, all of which are payable by Viewpoint Corporation (the “Registrant”), in connection with the sale of the common stock being offered by the selling stockholders.

SEC registration fee	$1,036.00
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$5,000.00
Printing expenses	$2,000.00
Miscellaneous	$1,000.00

Total	$29,036.00

Item 15. Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The Registrant’s amended and restated certificate of incorporation provides for indemnification of the Registrant’s directors against liability to the Registrant and its stockholders to the fullest extent permitted by the DGCL.

The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify others to the fullest extent permitted by law. The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 16. Exhibits

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
4.1

Securities Purchase Agreement, dated as of December 29, 2005 by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.1 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

4.2

Registration Rights Agreement, dated as of December 29, 2005, by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.2 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

5.1	Opinion of Andrew J. Graf with respect to the validity of the securities being offered.
23.1	Consent of Andrew J. Graf (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24	Power of Attorney, previously filed as Exhibit 24 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
(4)

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act

that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
	(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
	(i)	Any preliminary prospectus or prospectus of relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 7, 2006.

VIEWPOINT CORPORATION

By:	/s/ Patrick Vogt
Name: Patrick Vogt
Title: President and Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ Patrick Vogt Patrick Vogt	Director, President and Chief Executive Officer	June 7, 2006
/s/ William H. Mitchell William H. Mitchell	Chief Financial Officer	June 7, 2006
/s/ Stephen M. Duff* Stephen M. Duff	Director	June 7, 2006
/s/ Samuel H. Jones, Jr.* Samuel H. Jones, Jr.	Director	June 7, 2006
/s/ Dennis R. Raney* Dennis R. Raney	Director	June 7, 2006
/s/ Harvey D. Weatherson* Harvey D. Weatherson	Chairman of the Board of Directors	June 7, 2006

SIGNATURE	TITLE	DATE
/s/ Christopher C. Duignan Christopher C. Duignan		Controller (Chief Accounting Officer)	June 7, 2006

* By:	/s/ William H. Mitchell William H. Mitchell Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
4.1

Securities Purchase Agreement, dated as of December 29, 2005 by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.1 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

4.2

Registration Rights Agreement, dated as of December 29, 2005, by and between Viewpoint Corporation and the parties listed on the signature pages attached thereto, previously filed as Exhibit 4.2 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.

5.1	Opinion of Andrew J. Graf with respect to the validity of the securities being offered.
23.1	Consent of Andrew J. Graf (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24	Power of Attorney, previously filed as Exhibit 24 to Form S-3 filed by Viewpoint Corporation on February 14, 2006.